CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 31, 2007 relating to the financial statements and financial statement schedules, which appear in JA Solar Holdings Co., Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2006.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Shanghai, People’s Republic of China

June 29, 2007